UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3800 N. 28th Way, #1
Hollywood, Florida 33020
(Address of Principal Executive Office) (Zip Code)

(888) 766-5351
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2022, Healthier Choices Management Corp. (“HCMC”), through its wholly owned subsidiary, Healthy Choice Markets 3, LLC (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Mother Earth’s Storehouse Inc. (“Mother Earth’s”) and its shareholders.  Pursuant to the Purchase Agreement, the Company acquired certain assets and assume certain liabilities related to Mother Earth’s grocery stores in Kingston and Saugerties, New York.  The Company intends to continue to operate the grocery stores under their existing name.  The cash purchase price under the Purchase Agreement is approximately $3.9 million, with an additional $677,500 paid for inventory at closing.  In addition, the Company will assume a lease obligation for the Kingston, NY store and will enter into an employment agreement with the store manager.

The Purchase Agreement contains customary representations, warranties, and covenants of Seller and the Company.  The Purchase Agreement also includes restrictive covenants from the Seller and its Shareholders for the benefit of the Company.  The transaction closed on February 9, 2022.

In connection with the Company’s acquisition of the assets of Mother’s Earth, a wholly owned subsidiary of HCMC acquired for approximately $575,000 the historic building that houses the Saugerties, NY store.

There is no material relationship between the Company, on the one hand, and Seller, on the other hand, other than in respect of the Purchase Agreement.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of such Purchase Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 9, 2022, HCMC, through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, completed its acquisition of the assets of Mother Earth’s pursuant to the terms of the Purchase Agreement.

Item 8.01.  Other Events.

On February 10, 2022, the Company issued a press release in connection with the closing of the transactions contemplated by the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

2.1
Asset Purchase Agreement, dated February 8, 2022, by and among the Healthy Choice Markets 3, LLC, Mother Earth’s Storehouse Inc., Christopher Schneider and Kevin Schneider (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules).

99.1	Press release of the Company issued on February 10, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: February 14, 2022	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer